Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2016 Third Quarter Results

SCOTTSDALE, ARIZ. - August 4, 2016 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported revenues for the third quarter ended June 30, 2016 of $82.3 million, a 3.3 percent decrease from $85.1 million for the third quarter of the prior year. Net loss for the third quarter ended June 30, 2016 was $5.1 million, or a loss of 21 cents per diluted share, compared to net loss of $3.0 million, or 12 cents loss per diluted share, for the third quarter ended June 30, 2015.

Revenues for the nine months ended June 30, 2016 were $260.2 million, a 4.3 percent decrease from $272.0 million for the nine months ended June 30, 2015. Including $29.4 million in income tax expense related to a valuation allowance on our deferred tax assets, net loss for the nine months ended June 30, 2016 was $38.8 million, or a loss of $1.60 per diluted share, compared to net income of $0.7 million, or 3 cents per diluted share, for the nine months ended June 30, 2015.

During the prior quarter, we determined that it was necessary to record a full valuation allowance on our deferred tax assets. The income tax expense related to the valuation allowance impacted diluted loss per share by approximately $1.21 for the nine months ended June 30, 2016. Additionally, our new campus in Long Beach, California, which opened during the fourth quarter of fiscal 2015, negatively impacted earnings by $0.3 million (pre-tax) or 1 cent per diluted share for the third quarter and $3.1 million (pre-tax) or 8 cents per diluted share for the nine months ended June 30, 2016.

"While this is a very challenging time for our business, our primary focus is on rebuilding our student population and ensuring our cost structure is aligned with our student population," said Kim McWaters, chairman and CEO. "During the quarter, we partnered to raise additional capital to pursue our growth initiatives such as our metro-model campuses in Dallas and Long Beach which continue to perform well, and which we intend to expand to new markets. We also are investing in new programs that make use of excess capacity at our existing campuses, and we will look for strategic acquisitions that complement our core business and can provide cost synergies. We believe these investments can help us attract new students, meet the growing demand for our graduates and create value for all our shareholders."

Student Metrics

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
	(Rounded to hundreds)
Total starts	1,600	1,900	5,700	6,400
Average undergraduate full-time student enrollment	11,100	12,100	12,200	13,400
End of period undergraduate full-time student enrollment	10,300	11,500	10,300	11,500

Third Quarter Operating Performance

Revenues for the third quarter of 2016 were $82.3 million, a 3.3 percent decrease from $85.1 million for last year's third quarter. Tuition excluded $4.2 million and $5.1 million for the third quarter of 2016 and 2015, respectively, related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating loss and margin for the third quarter of 2016 were $5.5 million and 6.6 percent, respectively, compared to $4.0 million and 4.7 percent, respectively, in the same period last year. The decreases in operating income and margin were related primarily to the decrease in revenues and an increase in compensation expense primarily related to our new campus in Long Beach, California. This decline was partially offset by decreases in advertising and tools and training aids expenses. Our new campus in Long Beach, California was earnings neutral on an operating income basis for the third quarter of 2016, compared to an operating loss of $1.5 million for the third quarter of 2015. Excluding the Long Beach, California campus impact, operating loss and margin were $2.5 million and 3.0%, respectively, for the third quarter of 2015. See “Use of Non-GAAP Financial Information” below.

Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) for the third quarter of 2016 was $(0.6) million compared to $1.3 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Nine Month Operating Performance
Revenues for the nine months ended June 30, 2016 were $260.2 million, a 4.3 percent decrease from $272.0 million for the nine months ended June 30, 2015. Tuition excluded $14.5 million and $16.5 million for the nine months ended June 30, 2016 and 2015, respectively, related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating loss and margin for the nine months ended June 30, 2016 were $13.4 million and 5.2 percent, respectively, compared to operating income and margin of $4.0 million and 1.5 percent, respectively, for the nine months ended June 30, 2015. The decreases in operating income and margin were related to the decrease in revenues and an increase in compensation and other expenses related to our Long Beach, California campus. This decline was partially offset by decreases in advertising, depreciation and amortization and tools and training aids expenses. Operating losses at our Long Beach, California campus were $2.1 million and $2.0 million for the nine months ended June 30, 2016 and 2015, respectively. Excluding the Long Beach, California campus losses, operating loss and margin were $11.3 million and 4.3 percent, respectively, for the nine months ended June 30, 2016, compared to operating income and margin of $6.0 million and 2.2%, respectively, for the nine months ended June 30, 2015. See “Use of Non-GAAP Financial Information” below.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the nine months ended June 30, 2016 was $1.7 million compared to $20.1 million for the nine months ended June 30, 2015. See “Use of Non-GAAP Financial Information” below.

Liquidity
Cash, cash equivalents and investments totaled $108.1 million at June 30, 2016, compared to $59.2 million at September 30, 2015. At June 30, 2016, shareholders' equity totaled $145.7 million as compared to $113.5 million at September 30, 2015. On June 24, 2016, we entered into a Securities Purchase Agreement with Coliseum Holdings I, LLC to sell 700,000 shares of Series A Convertible Preferred Stock for a total purchase price of $70.0 million. The proceeds from the offering are intended to be used to fund strategic long-term growth initiatives, including the expansion to new markets of campuses on a scale similar to our Long Beach, California and Dallas/Ft. Worth, Texas campuses and the creation of new programs in existing markets with under-utilized campus facilities. Additionally, we may use the proceeds to fund strategic acquisitions that complement our core business.
We paid cash dividends of $0.02 per common share on October 5, 2015, December 18, 2015 and March 31, 2016 totaling approximately $1.5 million. On June 9, 2016, our Board of Directors voted to eliminate the quarterly cash dividend on our common stock.

Cash used in operating activities was $10.8 million for the nine months ended June 30, 2016 compared to cash used in operating activities of $0.2 million for the nine months ended June 30, 2015.

2016 Outlook
For the year ending September 30, 2016, we expect new student starts and our average student population to be down in the low double digits as a percentage compared with the year ended September 30, 2015.  While annual tuition increases will slightly offset the decline in average students, we expect revenue to decline approximately 6 - 7% leading to minimal levels of EBITDA. Accordingly, we have modified certain project timelines resulting in lower anticipated capital expenditures which are now expected to be in the range of $8.0 to $9.0 million in 2016.

Conference Call
Management will hold a conference call to discuss the 2016 third quarter results on Thursday, August 4 at 1:30 p.m. PDT (4:30 p.m. EDT). This call can be accessed by dialing 412-317-6790 or 844-881-0138. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 10 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 60 days or the replay can be accessed through August 16, 2016 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10090455.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 200,000 graduates in its 51-year history, UTI offers undergraduate degree and diploma programs at 12 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
	(In thousands, except per share amounts)
Revenues	$82,266	$85,106	$260,231	$272,021
Operating expenses:
Educational services and facilities	47,044	47,690	146,466	143,663
Selling, general and administrative	40,672	41,412	127,178	124,352
Total operating expenses	87,716	89,102	273,644	268,015
Income (loss) from operations	(5,450)	(3,996)	(13,413)	4,006
Other (expense) income:
Interest expense, net	(802)	(484)	(2,416)	(1,464)
Equity in earnings of unconsolidated affiliates	51	139	290	393
Other income	77	54	455	299
Total other (expense) income, net	(674)	(291)	(1,671)	(772)
Income (loss) before income taxes	(6,124)	(4,287)	(15,084)	3,234
Income tax expense (benefit)	(1,055)	(1,312)	23,667	2,560
Net income (loss)	$(5,069)	$(2,975)	$(38,751)	$674
Preferred stock dividends	101	—	101	—
Income (loss) available for distribution	$(5,170)	$(2,975)	$(38,852)	$674

Earnings per share:
Net income (loss) per share - basic	$(0.21)	$(0.12)	$(1.60)	$0.03
Net income (loss) per share - diluted	$(0.21)	$(0.12)	$(1.60)	$0.03
Weighted average number of shares outstanding:
Basic	24,345	24,138	24,283	24,477
Diluted	24,345	24,138	24,283	24,596
Cash dividends declared per common share	$—	$0.10	$0.04	$0.30

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
	(In thousands, except per share amounts)
Net income (loss)	$(5,069)	$(2,975)	$(38,751)	$674
Other comprehensive income (loss) (net of tax):
Equity interest in investee's unrealized gains (losses) on hedging derivatives, net of taxes	—	2	(1)	19
Comprehensive income (loss)	$(5,069)	$(2,973)	$(38,752)	$693

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2016	Sept. 30, 2015
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$103,245	$29,438
Restricted cash	3,260	5,824
Investments, current portion	4,849	28,086
Receivables, net	15,027	22,409
Deferred tax assets, net	—	4,539
Prepaid expenses and other current assets	19,293	17,761
Total current assets	145,674	108,057
Investments, less current portion	—	1,719
Property and equipment, net	117,207	124,144
Goodwill	9,005	8,222
Deferred tax assets, net	—	20,248
Other assets	13,147	11,912
Total assets	$285,033	$274,302

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$37,405	$42,620
Deferred revenue	27,335	44,693
Accrued tool sets	3,409	3,624
Dividends payable	101	485
Financing obligation, current	867	737
Income tax payable	—	1,187
Other current liabilities	3,231	3,148
Total current liabilities	72,348	96,494
Deferred tax liabilities, net	3,141	—
Deferred rent liability	9,450	10,822
Financing obligation	43,381	44,053
Other liabilities	11,031	9,458
Total liabilities	139,351	160,827

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 31,211,936 shares issued and 24,347,039 shares outstanding as of June 30, 2016 and 31,098,193 shares issued and 24,233,296 shares outstanding as of September 30, 2015	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 700,000 shares of Series A Convertible Preferred Stock issued and outstanding as of June 30, 2016, liquidation preference of $100 per share, and 0 shares issued and outstanding as of September 30, 2015	—	—
Paid-in capital - common	181,398	178,202
Paid-in capital - preferred	68,836	—
Treasury stock, at cost, 6,864,897 shares as of June 30, 2016 and September 30, 2015	(97,388)	(97,388)
Retained earnings (deficit)	(7,186)	32,638
Accumulated other comprehensive income	19	20
Total shareholders’ equity	145,682	113,475
Total liabilities and shareholders’ equity	$285,033	$274,302

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended June 30,
	2016	2015
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(38,751)	$674
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,358	13,169
Amortization of assets subject to financing obligation	2,012	1,396
Amortization of held-to-maturity investments	387	1,348
Bad debt expense	931	749
Stock-based compensation	3,208	2,974
Deferred income taxes	27,928	184
Equity in earnings of unconsolidated affiliates	(290)	(393)
Training equipment credits earned, net	(716)	(815)
(Gain) loss on disposal of property and equipment	89	(5)
Changes in assets and liabilities:
Restricted cash: Title IV credit balances	322	382
Receivables	11,221	(869)
Prepaid expenses and other current assets	(1,535)	(187)
Other assets	(83)	(807)
Accounts payable and accrued expenses	(3,217)	3,040
Deferred revenue	(17,358)	(16,035)
Income tax payable/receivable	(5,973)	(4,661)
Accrued tool sets and other current liabilities	359	(9)
Deferred rent liability	(1,372)	(323)
Other liabilities	648	23
Net cash used in operating activities	(10,832)	(165)
Cash flows from investing activities:
Purchase of property and equipment	(6,695)	(21,746)
Proceeds from disposal of property and equipment	20	3
Purchase of investments	—	(26,061)
Proceeds received upon maturity of investments	24,569	32,380
Acquisitions	(1,500)	—
Investment in unconsolidated affiliates	(1,000)	—
Capitalized costs for intangible assets	(575)	(438)
Return of capital contribution from unconsolidated affiliate	359	346
Restricted cash: proprietary loan program	2,258	1,561
Net cash provided by (used in) investing activities	17,436	(13,955)
Cash flows from financing activities:
Proceeds from sale of preferred stock, net of issuance costs paid	69,214	—
Payment of common stock cash dividends	(1,457)	(7,310)
Payment of financing obligation	(542)	(502)
Payment of payroll taxes on stock-based compensation through shares withheld	(12)	(39)
Purchase of treasury stock	—	(6,119)
Net cash provided by (used in) financing activities	67,203	(13,970)
Net increase (decrease) in cash and cash equivalents	73,807	(28,090)
Cash and cash equivalents, beginning of period	29,438	38,985
Cash and cash equivalents, end of period	$103,245	$10,895

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income (Loss) to EBITDA

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)
Net income (loss)	$(5,069)	$(2,975)	$(38,751)	$674
Interest expense, net	802	484	2,416	1,464
Income tax expense (benefit)	(1,055)	(1,312)	23,667	2,560
Depreciation and amortization	4,745	5,061	14,370	15,451
EBITDA	$(577)	$1,258	$1,702	$20,149

Reconciliation of Income (Loss) from Operations Impact of Long Beach, California Campus

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)
Income (loss) from operations, as reported	$(5,450)	$(3,996)	$(13,413)	$4,006
Long Beach,California campus (income) loss from operations	(32)	1,454	2,127	1,991
Income (loss) from operations, adjusted for Long Beach, California campus	$(5,482)	$(2,542)	$(11,286)	$5,997
Operating margin, adjusted for Long Beach, California campus	(6.7)%	(3.0)%	(4.3)%	2.2%

Reconciliation of Earnings (Loss) Per Share Impact of Long Beach, California Campus

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)
Income (loss) available for distribution - diluted	$(5,069)	$(2,975)	$(38,751)	$674
Long Beach, California campus loss before income taxes	285	1,454	3,073	1,991
Less: tax effects of Long Beach, California campus loss before income taxes	(109)	(567)	(1,174)	(776)
Income (loss) available for distribution - diluted, adjusted for Long Beach, California campus	$(4,893)	$(2,088)	$(36,852)	$1,889

Diluted earnings (loss) per share, as reported	$(0.21)	$(0.12)	$(1.60)	$0.03
Diluted earnings (loss) per share, adjusted for Long Beach, California campus	$(0.20)	$(0.09)	$(1.52)	$0.08

Diluted weighted average shares outstanding	24,345	24,138	24,283	24,596

Reconciliation of Earnings (Loss) Per Share Impact of Deferred Tax Valuation Allowance

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)
Income (loss) available for distribution - diluted	$(5,069)	$(2,975)	$(38,751)	$674
Income tax expense related to increase in deferred tax asset valuation allowance	1,407	—	29,356	—
Income (loss) available for distribution - diluted, adjusted for deferred tax asset valuation allowance	$(3,662)	$(2,975)	$(9,395)	$674

Diluted earnings (loss) per share, as reported	$(0.21)	$(0.12)	$(1.60)	$0.03
Diluted earnings (loss) per share, adjusted for deferred tax asset valuation allowance	$(0.15)	$(0.12)	$(0.39)	$0.03

Diluted weighted average shares outstanding	24,345	24,138	24,283	24,596

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)
Salaries expense	$39,182	$37,995	$118,360	$113,785
Employee benefits and tax	8,431	7,212	25,453	22,054
Bonus expense	2,223	1,342	4,890	5,236
Stock-based compensation	921	776	3,207	2,974
Total compensation and related costs	$50,757	$47,325	$151,910	$144,049

Occupancy expense	$9,497	$9,410	$28,819	$28,575
Depreciation and amortization expense	$4,745	$5,062	$14,370	$15,452
Bad debt expense	$179	$442	$931	$749

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